SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 2001



                            Chateau Communities, Inc.
           (Exact Name of the Registrant as Specified in Its Charter)


          Maryland                    1-12496                   38-3132038
(State or Other Jurisdiction        (Commission               (IRS Employer
        of Formation)               File Number)          Identification Number)


           6160 South Syracuse Way, Greenwood Village, Colorado 80111 (Address of Principal Executive Offices, Including Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 741-3707


                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)

ITEM 2. CWS ACQUISITION OR DISPOSITION OF ASSETS.

This current report on Form 8-K/A (Amendment No. 1) to the Registrant's current report on Form 8-K, dated August 3, 2001 relates to the Registrant's acquisition (the "CWS Acquisition") of CWS Communities Trust, a Maryland real estate investment trust ("CWS"), and CWS Communities LP, a Delaware limited partnership ("CWS OP"), pursuant to an Agreement and Plan of Merger, dated as of June 6, 2001 (the "Merger Agreement"), among the Registrant, CP Limited Partnership, a Maryland limited partnership ("CP Limited Partnership"), Chateau Merger Sub,
Inc., a Maryland corporation, Second Merger Sub, LLC, a Maryland limited liability company, Partnership Merger Sub, LLC a Delaware limited liability company, CWS, CWS OP and Security Capital Manufactured Housing Incorporated, a Delaware corporation. The purpose of this amendment is to amend the description of the CWS Acquisition in this Item 2 and to provide the financial statements required by Item 7(a) and the pro forma financial information required by Item 7(b) that was excluded from the original filing.

Total consideration for the CWS Acquisition was approximately $552 million, including approximately $323 million in cash, $151 million in assumed liabilities and the issuance in a private placement of 2,040,878 units of limited partner interest in CP Limited Partnership (each an "OP Unit") (valued for this purpose at $30.935 per OP Unit) and approximately $9.9 million in 11-year 7.5% Senior Unsecured Notes (the "7.5% Notes"). The Merger Agreement is incorporated by reference herein as exhibit 2.1 hereto. The form of the 7.5% Notes is incorporated by reference herein as exhibit 99.1 hereto.

Initial financing for the cash portion of the consideration consisted of proceeds from an acquisition facility provided by a syndicate of financial shareholders led by Bank One, N.A. This facility bears interest at a rate of LIBOR plus 120 basis points and matures on August 2, 2002. The credit agreement for the acquisition facility is incorporated by reference herein as exhibit 99.2 hereto. It is anticipated that CP Limited Partnership will refinance all or a portion of the acquisition facility through the issuance of senior notes, on a private placement basis, following the completion of the CWS Acquisition. Accordingly, any such senior notes offered will not be and have not been registered under the Securities Act of 1933, as amended, and, if issued, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In connection with the CWS Acquisition, certain CWS OP limited partners also agreed that the terms of the loans extended to them by CWS OP in the aggregate amount of $26 million would be amended and restated effective as of the closing date of the CWS Acquisition (the "Amended and Restated Loan Agreements"). Prior to the CWS Acquisition, these loans were secured with the pledge of shares of common stock of CWS and units of limited partner interest in CWS OP, 50% of which could be purchased by CWS at its option upon certain events, including certain prepayments and upon maturity. As of August 2, 2001, these loans were amended and restated to, among other things, replace the collateral with a proportionate amount of OP Units, provide for an initial purchase price for the OP Units subject to the repurchase option of CP Limited Partnership, eliminate the right of CP Limited Partnership to exercise this option in the event of a prepayment of the Amended and Restated Loans in full prior to January 1, 2003 and lower the exercise price of this option in the event that certain distributions are made to the borrowers thereunder. The maturity dates of these loans vary between June 14, 2009 and September 26, 2010. The loans bear initial interest rates of 6.25% or 6.50%, increasing at increments of 25 basis points on each anniversary of each loan, not exceeding 7.50%. A form of Amended and Restated Investment Loan Agreement is incorporated by reference herein as exhibit 99.3 hereto. A form of Amended and Restated Non-Investment Loan Agreement is incorporated by reference herein as exhibit 99.4 hereto.

In addition, CP Limited Partnership agreed to issue to stockholders of CWS who received the 7.5% Notes in the CWS Acquisition an aggregate of 309,371 OP Units in a private placement pursuant to the terms of Subscription Agreements, each dated as of August 2, 2001, for an aggregate purchase price of approximately $9.6 million paid to CP Limited Partnership through the issuance of 9-year 7.5% promissory notes (subject to extension for two additional one-year periods in certain events) secured by OP Units held by the obligor.

The CWS portfolio consists of 46 properties, with approximately 16,600 home sites in 12 states. The majority of these properties are located in Florida (41%), Georgia (17%) and Texas (21%). In addition, CWS owns 1,518 expansion sites available for future development and three RV communities with 431 RV sites. Certain information concerning these properties is attached hereto as Exhibit 99.5.

The terms of the Merger Agreement, the other agreements used in the CWS Acquisition and the Amended and Restated Loan Agreements were negotiated at arms' length by management of the Registrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          Consolidated Balance Sheets of CWS at December 31, 2000 and 1999 (Audited) and June 30, 2001 (Unaudited).

          Consolidated Statements of Operations of CWS for the years ended December 31, 2000, 1999 and 1998 (Audited) and the six months ended June 30, 2001 (Unaudited).

          Consolidated Statements of Changes in Shareholders' Equity of CWS for the years ended December 31, 2000, 1999 and 1998 (Audited) and the six months ended June 30, 2001 (Unaudited).

          Consolidated Statements of Cash Flows of CWS for the years ended December 31, 2000, 1999 and 1998 (Audited) and the six months ended June 30, 2001 (Unaudited).

     (b)  Pro Forma Financial Information.

          Pro Forma Combined Condensed Statements of Income for the year ended December 31, 2000 and the six months ended June 30, 2001 (Unaudited).

          Pro Forma Combined Condensed Balance Sheet as of June 30, 2001 (Unaudited).

     (c)  Exhibits.

          Item          Description

          2.1* Agreement and Plan of Merger, dated as of June 6, 2001, among Chateau Communities, Inc., a Maryland corporation, CP Limited Partnership, a Maryland limited partnership, Chateau Merger Sub, a Maryland corporation, Second Merger Sub LLC, a Maryland limited liability company, Partnership Merger Sub, LLC a Delaware limited liability company, CWS Communities Trust, a Maryland real estate investment trust, CWS Communities LP, a Delaware limited partnership and Security Capital Manufactured Housing Incorporated, a Delaware corporation.

          99.1*         Form of 7.5% Notes.

          99.2* Credit Agreement dated as of August 3, 2001 among CP Limited Partnership, a Maryland limited partnership, Bank One, NA, certain other banks, financial institutions and other entities and Bank One, as Administrative Agent.

          99.3*         Form of Investment Loan Agreement.

          99.4*         Form of Non-Investment Loan Agreement.

          99.5*         Description of CWS Portfolio.

          *    Incorporated   by  reference  to  the  Exhibits  filed  with  the
               Registrant's  Form 8-K filed  with the  Commission  on August 20,
               2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


      Date:  October 16, 2001                  CHATEAU COMMUNITIES, INC.


                                               By:/s/ Tamara D. Fischer
                                                  -------------------------
                                                    Tamara D. Fischer
                                                    Chief Financial Officer

CWS Communities Trust

Consolidated Financial Statements

For the years ended December 31, 2000, 1999, and 1998 and for the six months ended June 30, 2001 (unaudited)

With report from independent accountants

                        Report of Independent Accountants


To the Shareholders and Board of Trustees of CWS Communities Trust:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of CWS Communities Trust and its subsidiaries at December 31, 2000, 1999, and 1998 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

February 2, 2001, except for Notes 9 and 15, as to which the dates are March 15, 2001 and August 3, 2001, respectively.

CWS Communities Trust
Consolidated Balance Sheets
June 30, 2001 and December 31, 2000 and 1999
--------------------------------------------------------------------------------


                                                            June 30,
                                                              2001            December 31,        December 31,
                                                          (unaudited)             2000                1999
                                                         -----------------------------------------------------
Assets
Real estate investments                                  $ 451,584,160       $ 456,349,001       $ 355,604,641
Other real estate assets                                     2,042,065           1,910,261           1,642,642
Less:  accumulated depreciation                            (30,358,151)        (25,027,006)        (14,227,270)
                                                         -----------------------------------------------------
                                                           423,268,074         433,232,256         343,020,013

Cash and cash equivalents                                    1,644,507          18,113,669           2,143,031
Accounts and other receivables                               1,923,049             853,242           1,027,398
Mortgages receivable                                         9,895,094           9,663,956           3,237,580
Due from affiliates                                         13,218,054           8,260,991           4,628,662
Escrow deposits                                                186,500             270,000           1,756,315
Investment in CWS Management Services Inc.                    (713,177)            850,190           2,176,959
Goodwill, net                                                2,306,737           2,479,743           2,506,728
Deferred acquisition costs                                      82,187              68,478           2,221,410
Other assets, net                                            6,193,450           4,687,396           2,195,676
                                                         -----------------------------------------------------
         Total assets                                    $ 458,004,475       $ 478,479,921       $ 364,913,772
                                                         =====================================================

Liabilities and Shareholders' Equity
Liabilities:
   Revolving credit facility                             $   6,100,000       $  48,400,000       $  30,929,173
   Mortgages payable                                       159,474,059         138,185,193          47,675,510
   Accounts payable and accrued expenses                     4,641,200           7,162,003           3,849,462
   Distributions payable                                     5,270,885                  --           4,545,328
   Accrued real estate taxes                                 1,728,023             632,222             398,178
   Resident security deposits                                1,489,659           1,478,241           1,033,892
   Prepaid rent                                                214,006             231,852             126,559
                                                         -----------------------------------------------------
         Total liabilities                                 178,917,832         196,089,511          88,558,102

Commitments and contingencies

Redeemable common shares                                            --          15,436,085          13,914,212
Minority interest                                           52,145,353          54,831,126          49,698,928
Receivables from minority unitholders                      (26,000,000)        (26,252,056)        (14,187,068)

Shareholders' equity:
   Shares of beneficial interest, $0.01 par value;
      250,000,000 shares authorized
      Series A common shares (27,242,180,
      27,238,941, and 23,833,078 issued and
      outstanding at June 30, 2001, December 31,
      2000 and December 31, 1999, respectively)                272,422             256,953             236,728
      Series B convertible common shares
      (1,383,314 issued and outstanding at
      December 31, 1999)                                            --                  --                  --
   Additional paid-in capital                              272,152,552         256,695,400         236,491,100
   Distributions in excess of net earnings                 (19,483,684)        (18,577,098)         (9,798,230)
                                                         -----------------------------------------------------
                                                           252,941,290         238,375,255         226,929,598

         Total liabilities and shareholders' equity      $ 458,004,475       $ 478,479,921       $ 364,913,772
                                                         =====================================================


        See accompanying notes to the consolidated financial statements.

CWS Communities Trust
Consolidated Statements of Operations
for the six months ended June 30, 2001 and for the
years ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------


                                             June 30, 2001       December 31,       December 31,       December 31,
                                              (unaudited)           2000               1999               1998
                                             ---------------------------------------------------------------------
Income:
   Net rental income                         $ 28,452,416       $ 52,195,366       $ 37,926,983       $ 19,987,784
   Management fees                                     --             64,060            358,597            579,449
   Other income                                    58,407            167,457                 --            298,421
                                             ---------------------------------------------------------------------
                                               28,510,823         52,426,883         38,285,580         20,865,654
                                             ---------------------------------------------------------------------

Operating expenses:
   Operating and maintenance                    7,281,889         14,028,721         10,325,145          5,156,804
   Depreciation and amortization                6,259,092         11,217,484          7,360,241          6,899,340
   General and administrative                   1,365,907          5,517,787          4,856,428          3,734,008
   Real estate taxes and insurance              2,000,872          3,720,615          2,803,034          1,416,932
                                             ---------------------------------------------------------------------
                                               16,907,760         34,484,607         25,344,848         17,207,084
                                             ---------------------------------------------------------------------

Interest expense (income):
   Interest expense, net                        5,538,068          8,928,573          4,219,315          1,143,422
   Interest income                             (1,490,012)        (2,451,084)          (926,243)          (335,835)
                                             ---------------------------------------------------------------------
                                                4,048,056          6,477,489          3,293,072            807,587
                                             ---------------------------------------------------------------------

Gain on sale of depreciated real estate         3,124,523                 --                 --                 --

  Earnings before minority interest
     and equity in CWS Management
     Service Incorporated                      10,679,530         11,464,787          9,647,660          2,850,983

Equity in CWS Management Services
   Incorporated                                (1,563,367)        (2,698,102)        (1,712,189)        (1,015,714)
Minority interest                              (1,577,340)        (1,546,745)        (1,379,799)          (280,339)
                                             ---------------------------------------------------------------------

Net income                                   $  7,538,823       $  7,219,940       $  6,555,672       $  1,554,930
                                             =====================================================================

Weighted average common shares
outstanding (basic)                            27,243,254         26,667,547         21,637,649         13,395,341
                                             ---------------------------------------------------------------------
Weighted average common shares
outstanding (diluted)                          27,243,254         26,667,547         21,672,841         16,332,115
                                             ---------------------------------------------------------------------

Basic earnings per share                     $       0.28       $       0.27       $       0.30       $       0.12
                                             =====================================================================
Diluted earnings per share                   $       0.28       $       0.27       $       0.30       $       0.11
                                             =====================================================================


        See accompanying notes to the consolidated financial statements.

CWS Communities Trust
Consolidated Statements of Changes in Shareholders' Equity
for the six months ended June 30, 2001 and for the
years ended December 31, 2000, 1999, and 1998
--------------------------------------------------------------------------------


                                               Shares of Beneficial Interest
                                              (250,000,000 Shares Authorized)
                                              ------------------------------
                                                                 Series B
                                                Series A        Convertible        Additional      (Distributions
                                                 Common            Common           Paid-in         in excess of
                                                 Shares            Shares           Capital         Net Earnings)
                                              ------------------------------------------------------------------
Balance at December 31, 1997                  $     91,620       $        --      $ 91,528,057      $    223,264

   Issuance of shares                               61,708                          61,646,443
   Shareholder distributions                                                                          (4,924,267)
   Net income                                                                                          1,554,930
                                              ------------------------------------------------------------------
Balance at December 31, 1998                       153,328                --       153,174,500        (3,146,073)

   Issuance of shares                               83,400                --        83,316,600
   Shareholder distributions                                                                         (13,207,829)
   Net income                                                                                          6,555,672
                                              ------------------------------------------------------------------
Balance at December 31, 1999                       236,728                --       236,491,100        (9,798,230)

   Issuance of shares                               20,225                --        20,204,300
   Shareholder distributions                                                                         (15,998,808)
   Net income                                                                                          7,219,940
                                              ------------------------------------------------------------------
Balance at December 31, 2000                       256,953                --       256,695,400       (18,577,098)

   Issuance of shares (unaudited)                   15,469                          15,457,152
   Shareholder distributions (unaudited)                                                              (8,445,409)
   Net income (unaudited)                                                                              7,538,823
                                              ------------------------------------------------------------------
Balance at June 30, 2001 (unaudited)          $    272,422       $        --      $272,152,552      $(19,483,684)
                                              ==================================================================


See accompanying notes to the consolidated financial statements.

CWS Communities Trust
Consolidated Statements of Cash Flows
for the six months ended June 30, 2001 and for the years ended
December 31, 2000, 1999, and 1998 June 30, 2001
--------------------------------------------------------------------------------


                                                             June 30,
                                                               2001            December 31,       December 31,       December 31,
                                                            (unaudited)            2000               1999               1998
                                                           ----------------------------------------------------------------------
Operating activities:
   Net income                                              $  7,538,823       $   7,219,940       $  6,555,672       $  1,554,930
   Adjustments to reconcile net income
      to net cash provided by operating activities:
      Gain on sale of assets                                 (3,124,523)                 --                 --                 --
      Depreciation and amortization                           6,259,092          11,217,484          7,360,241          6,899,340
      Amortization of debt issuance costs                       304,360             369,144            106,535                 --
      Minority interest                                       1,577,340           1,546,745          1,379,799            280,339
      Loss from investment in CWS Management
         Services, Inc.                                       1,563,367           2,698,102          1,712,189          1,015,714
      Write-off of previously capitalized costs                      --           1,464,203            804,442                 --
      Changes in operating assets and liabilities:
         Accounts and other receivables                      (1,069,807)            174,156           (674,675)          (291,280)
         Due from affiliates                                 (3,817,030)         (3,209,826)        (2,072,911)        (1,229,976)
         Other assets                                        (1,621,573)           (977,670)        (1,177,811)          (259,698)
         Accounts payable and accrued expenses               (2,520,803)          3,312,541            906,258          2,611,968
         Accrued real estate taxes                            1,095,801             234,044            185,650            212,528
         Resident security deposits                              11,418             444,349            359,190            672,789
         Prepaid rent                                           (17,846)            105,293             72,090             38,986
                                                           ----------------------------------------------------------------------
Net cash provided by operating activities                     6,178,619          24,598,505         15,516,669         11,505,640

Investing activities:
   Construction of and acquisition of real estate            (9,732,714)        (83,181,891)       (78,053,152)       (71,783,594)
   Mortgage receivable originations                                  --          (9,416,630)           (25,943)        (3,217,750)
   Collections of mortgage receivable                          (231,138)          2,990,254              6,113                 --
   Investment in CWS Management Services, Inc.                       --          (1,010,801)                --                 --
   Due from affiliates                                       (1,140,033)           (422,503)          (277,329)        (1,048,446)
   Costs incurred to obtain and develop real estate                                (754,424)        (2,793,669)        (2,120,712)
   Disposals of real estate assets                           17,027,135                  --                 --                 --
   Escrow deposits                                               83,500           1,486,315          1,498,011         (3,254,326)
   Other real estate assets                                    (131,804)           (267,619)          (582,382)          (617,716)
                                                           ----------------------------------------------------------------------
Net cash used in investing activities                         5,874,946         (90,577,299)       (80,228,351)       (82,042,544)

Financing activities:
   Debt issuance costs                                         (362,548)         (1,967,953)          (802,600)           (18,739)
   Proceeds from revolving credit facility                  (42,300,000)         17,470,827         30,929,173                 --
   Proceeds from issuance of mortgages payable               26,500,000         101,095,000                 --         17,247,242
   Principal payments of mortgages payable                   (5,211,134)        (17,457,242)       (23,556,758)                --
   Distributions payable to shareholders                      5,270,885          (4,545,328)         4,545,328                 --
   Distributions to shareholders and limited partners       (10,212,861)        (19,432,049)       (16,471,063)        (6,146,002)
   Proceeds from the sale of shares                              36,536          20,224,525         83,400,000         61,708,151
   Purchase of partnership units                             (2,495,661)         (1,373,360)                --                 --
   Receivables from minority unitholders                        252,056         (12,064,988)       (14,187,068)                --
                                                           ----------------------------------------------------------------------
Net cash provided by financing activities                   (28,522,727)         81,949,432         63,857,012         72,790,652
                                                           ----------------------------------------------------------------------

Net change in cash and cash equivalents                     (16,469,162)         15,970,638           (854,670)         2,253,748
Cash and cash equivalents at beginning of year               18,113,669           2,143,031          2,997,701            743,953
                                                           ----------------------------------------------------------------------
Cash and cash equivalents at end of year                   $  1,644,507       $  18,113,669       $  2,143,031       $  2,997,701
                                                           ======================================================================


See accompanying notes to the consolidated financial statements.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and formation

     CWS Communities Trust (the "Company") was formed under the laws of the state of Maryland on November 26, 1997, to be a self-administered and self-managed real estate investment trust ("REIT"). The Company acquired a sole general partnership interest in CWS communities LP (the "Operating Partnership") and at December 31, 2000 owns 82.1% of the general partnership interests in the Operating Partnership. The Company acquires, develops, manages and owns manufactured housing communities. At December 31, 2000, 94.1% of the Company's outstanding shares of beneficial interest are constructively owned by Security Capital Holdings S.A. ("HOLDINGS"), a wholly-owned subsidiary of Security Capital U.S. Realty ("USREALTY").

     Principles of consolidation

     The consolidated financial statements include the accounts of CWS Communities Trust, its 82.1% ownership in CWS Communities LP, and its wholly owned subsidiaries which were formed for the purpose of managing, operating, and leasing the manufactured housing communities. All intercompany transactions are eliminated in consolidation.

     The Operating Partnership also owns a 95% non-voting economic interest in CWS Management Services Incorporated ("the Manager") which was formed on March 6, 1998. The Manager conducts the Company's third-party management and home brokerage operations and, due to the non-voting nature of the Operating Partnership's ownership interest in the Manager, is accounted for using the equity method of accounting.

     Real estate investments and related depreciation

     Costs related directly to the development and improvement of real estate are capitalized; ordinary repairs and maintenance are expensed as incurred. Depreciation is computed on a straight-line basis over the expected economic useful lives, which are principally 10 to 30 years for buildings and improvements and 5 to 7 years for other real estate assets which are comprised principally of furniture and fixtures.

     The Company periodically reviews the carrying value of each property to determine if circumstances exist indicating that the carrying amount of long-lived assets, on an individual community basis has been impaired, or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows without interest charges, of the specific property, and determine if the property's carrying amount is recoverable based on the undiscounted future cash flows. If an impairment is indicated, an adjustment will be made to the carrying amount based on the difference between the sum of the expected future discounted net cash flows and the carrying amount of the asset. Impairment losses are recognized in operating expenses as they are determined. As of December 31, 2000, no impairment losses have been incurred (See Note 2- Real Estate Investments).

     Capitalized interest

     The Company capitalizes interest as part of the cost of real estate projects during construction periods. During the year ended December 31, 2000, 1999, and 1998, $1,374,998, $175,631 and $44,877 of interest was capitalized, respectively.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     Cash and cash equivalents

     Cash and cash equivalents include all cash and investments with original maturities of three months or less.

     Escrow deposits

     Escrow deposits consist of funds on deposit with sellers for the potential purchase of real estate investments.

     Deferred acquisition costs

     Deferred acquisition costs includes deferred costs associated with the acquisition and development of manufactured home communities. Upon acquisition of a particular community, costs relating to such community are capitalized as part of real estate investments. If a particular community is not acquired, such costs are expensed in the period in which the acquisition was terminated.

     Revenue recognition

     Revenues from rent as well as operating cost recoveries from residents, including trash pickup, cable television, ad valorem taxes, sewer and R/V storage, are recognized in the period when the revenues or recoveries are earned. The Operating Partnership leases its homesites under operating leases with initial terms typically of one year. A majority of the Operating Partnership's leases range from periods of one month to one year; however, leases can extend for periods up to five years.

     Income taxes

     The Company elected real estate investment trust ("REIT") status under the Internal Revenue Code of 1986, as amended. REITs are not required to pay federal income taxes if minimum distribution, income, asset and shareholder tests are met and, accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. The Manager is taxed as a separate entity.

     Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes primarily due to the differences between book and tax depreciation.

     Redeemable common shares

     At December 31, 1999 and 1998, redeemable common shares included certain Class A common shares and all of the Class B convertible common shares. During the year ended December 31, 2000 the Class B convertible common shares automatically converted to Class A common shares (see Note 8-Shareholder's Equity and Note 15- Subsequent Events).

     Minority interest

     Minority interest represents limited partners' proportionate share of the equity in the Operating Partnership, of which the Company has as majority ownership interest and the accounts of which are consolidated into the Company. Income is allocated to minority interest based on the weighted average percentage ownership held by the limited partners during the year.

     Use of estimates

     The Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities, and related revenues and expenses, to

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     prepare these financial statements in accordance with generally accepted accounting principles. Actual results could differ from those estimates.

     Fair value of financial instruments

     The Company has estimated the fair value of its financial instruments at December 31, 2000 and 1999 as required by Statement of Financial Accounting Standards No. 107. The Company estimates that the fair value of cash and cash equivalents approximates the carrying value due to the short maturity of these instruments and the fair value of mortgage receivables approximates the carrying value as the Company would generate additional mortgages upon similar terms. The carrying amount of the Company's revolving credit facility approximates fair value as the interest rate is a variable rate of interest. The carrying amount of the Company's mortgages payable approximates fair value due to the Company's ability to obtain such borrowings at comparable interest rates and with comparable terms.

     Reclassifications

     Certain reclassifications have been made to the prior year balances to conform with the current year presentation. These reclassifications had no effect on net income or shareholders' equity as previously reported.

2.   REAL ESTATE INVESTMENTS

     As of December 31, 2000 and 1999, the Company owned forty-five and thirty-seven operating communities, respectively, located in nine and eight states, respectively, throughout the country. The following table reflects property ownership by state and the percentage of revenue by state for the largest states:

      State                 Number of Properties    Percent of Total Revenues
                            -------------------------------------------------
                              2000       1999          2000           1999
                            -------------------------------------------------
     Florida                   15         15           43.4%          37.9%
     Texas                     11         10           20.9           22.7
     Georgia                   10          5           12.3           12.6
     California                 3          3            9.1           11.1
     Other                      6          4           14.3           15.7
                            -------------------------------------------------
                               45         37            100%           100%
                            =================================================

     Real estate investments at December 31, 2000 and 1999 consist of the following:

                                                     December 31, 2000                      December 31, 1999
                                            --------------------------------------------------------------------------
                                                                  Number of                              Number of
                                                                  Homesites                              Homesites
                                              Investment       (Unaudited) (1)        Investment      (Unaudited) (1)
                                           --------------------------------------------------------------------------
     Operating communities                  $ 425,617,058              16,716       $ 349,243,533             14,097
     Communities under construction            18,874,336                 976           2,020,202                311
     Land held for development                 11,857,607               1,098           4,340,906                583
     Other real estate assets                   1,910,261                  --           1,642,642                 --
                                           --------------------------------------------------------------------------
        Total real estate investments         458,259,262              18,790         357,247,283             14,991
        Less accumulated depreciation         (25,027,006)                            (14,227,270)
                                            -------------                           -------------
           Net real estate investments      $ 433,232,256                           $ 343,020,013
                                            =============                           =============

     (1) Homesite information is based upon management's estimates and has not been audited by the Company's independent accountants.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     Depreciation expense of real estate investments for the years ended December 31, 2000, 1999, and 1998 was $10,799,736, $7,114,379 and
     $6,697,875, respectively. Effective January 1, 1999, the Company changed its estimated useful lives from 20 to 30 years for buildings and improvements. In the opinion of management, 30 years more appropriately reflects anticipated useful lives of such assets. The effect of this change on net income for the year ended December 31, 1999 was to increase net income by approximately $3.3 million and $.15 per share.

3.   Mortgages Receivable

     On April 17, 1998, the Company loaned Creekside Mobile Community Investors funds for the payment of a mortgage loan associated with the purchase of one of the required CWS "25" communities. The loan was repaid during the year ended December 31, 2000. In 2000, the Company made loans to the Manager for the acquisition of three RV communities (Dakota Ridge, Spruce Lake and Blue Arrow). In addition, various individual manufactured home mortgages were acquired by the Company upon the acquisition of Green River and Los Ranchos, manufactured home communities, on November 13, 1998 and May 21, 1999, respectively. The RV Communities, Green River and Los Ranchos mortgages receivable are collateralized by the communities and homes, respectively, from which they were originated.

     The following table summarized mortgages receivable as of December 31, 2000 and 1999:

                        # of        Interest     Maturity                       Balance at     Balance at
       Maker          Mortgages       Rate         Date         Payments         12/31/00       12/31/99
     ----------------------------------------------------------------------------------------------------
     Creekside                                                  Interest
     Mobile               1          Libor +        --           monthly        $       --     $2,891,350
     Community                         2%                     principal at
     Investors                                                  maturity

     CWS MSI              3          Prime         March        Interest
                                                   2010         quarterly
                                                               principal at      9,416,630             --
                                                                maturity

     Various          16 (2000)      Various      Various     Principal and
                      23 (1999)                                  interest
                                                                  monthly          247,326        346,230
                                                                                -------------------------
                                                                                $9,663,956     $3,237,580
                                                                                =========================

     Scheduled repayments of mortgages receivable at December 31, 2000 are as follows:

     2001                                                        $   16,669
     2002                                                            15,701
     2003                                                            15,521
     2004                                                            17,181
     2005                                                            17,630
     Thereafter                                                   9,581,254
                                                                 ----------
                                                                 $9,663,956
                                                                 ==========

4.   INVESTMENT IN CWS MANAGEMENT SERVICES INCORPORATED

     The Operating Partnership accounts for its 95% investment in the Manager using the equity method of accounting due to the non-voting nature of the Operating Partnership's ownership interest. As stated in the Articles of Incorporation of the Manager, the non-voting shares held by the Operating Partnership are entitled to 95% of the income and loss from the Manager.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     The following is summarized financial information of the Manager as of and for the years then ended December 31, 2000, 1999 and 1998.

                                           2000            1999
                                       --------------------------------------------
     Balance sheet

     RV Communities, net               $ 10,845,303    $         --
     Inventory in manufactured homes      4,324,693       2,511,961
     Goodwill, net                        3,716,851       3,859,607
     Total assets                        13,344,448       7,297,787
     Due to affiliates                    8,260,991       4,639,675
     Total equity                           892,812       2,308,386

                                           2000            1999            1998
                                       --------------------------------------------
     Income statement

     RV revenue                        $  1,860,025    $         --    $         --
     Home sales                           6,059,091       3,072,350       3,519,133
     Gross profit on home sales           1,141,417         934,609         504,313
     Management fees, related party         470,831         324,499         248,731
     Total operating costs                4,658,938       2,836,624       1,557,508
     Net loss                            (2,840,107)     (1,802,304)     (1,069,173)

5.   REVOLVING CREDIT FACILITY

     The Operating Partnership entered into a $50 million revolving line of credit with Bank of America, N.A. as agent for a syndicate of lenders, on September 15, 1999. The credit facility is collateralized by certain communities. The agreement is effective through September 15, 2002, with an option to renew for one-year extensions with the approval of Bank of America and participating lenders. Borrowings bear interest at the LIBOR or Base Rate plus the applicable margins (which range from 1.5% to 1.75%) depending on the Operating Partnership's previous quarter-end debt ratio. The Company is charged a fee of .20% or .25% per annum depending on the average unfunded line of credit balance and the interest rate being charged.

     The line of credit contains various financial and other covenants applicable to the Company and Operating Partnership, including a liabilities to total asset ratio, a tangible net worth ratio, an interest expense and fixed coverage ratio, and liquidity ratio. As of December 31, 2000, there was $48.4 million outstanding under this line of credit and the Company and Operating Partnership were in compliance with all covenants.

6.   MORTGAGES PAYABLE

     Mortgages payable are subject to certain financial debt covenants including, but not limited to, maintaining a Tangible Net Worth (defined as total shareholder's equity less intangible assets) minimum value; a ratio of total assets to total liabilities; and a ratio or earnings before interest, taxes, depreciation and amortization (EBITDA) to interest expense. The Company was in compliance with all covenants associated with the mortgages payable as of December 31, 2000 and 1999. Additionally, the mortgages are collateralized by the communities to which they relate.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     Mortgages payable consisted of the following at December 31, 2000 and 1999:

                                                                                      Principal Balance At
                                                                                ---------------------------------
                                Maturity Interest
        Community          Location          Date                Rate              12/31/2000     12/31/1999
----------------------------------------------------------------------------------------------------------------
Tierra West               New Mexico         03/30/2000      Libor +1.5% or       $         --      $ 1,000,000
                                                             Prime Rate
Green River               California         10/15/2004      7.99%  (2)              7,546,814        7,802,600
Woodlands of
Kennesaw                  Georgia            06/01/2001      9.47%  (1) (3)          4,084,185        4,116,056
Parkwood Communities      Florida            08/15/2003      Libor + 1.25%           2,273,583        2,329,848
                                                             or 7.5%
                                                             whichever is
                                                             greater (2) (4)
Parkwood Communities      Florida            12/12/2002      Libor + 1.25%           1,396,432        1,433,696
                                                             or 7.5%
                                                             whichever is
                                                             greater (2) (4)
Parkwood Communities      Florida            05/01/2006      8.5% (2)                  924,604          955,302
Lakeside Terrace          Florida            10/01/2001      7.75% (2)               3,008,166        3,059,170
Los Ranchos               California         11/01/2003      8.5% (2)                2,064,923        2,148,459
Crystal Lake              Florida            01/14/2000      8.00%                          --          147,871
Crystal Lake              Florida            01/14/2000      8.00%                          --          403,155
Crystal Lake              Florida            01/14/2000      8.00%                          --          107,033
Kings Manor               Florida            01/14/2000      8.00%                          --          194,937
Palm Valley               Florida            01/14/2000      8.00%                          --        1,230,432
Shadow Hills              Florida            01/14/2000      8.00%                          --          416,675
Sunset Palms              Florida            01/14/2000      8.00%                          --          730,595
University Village        Florida            01/14/2000      8.00%                          --        1,830,794
Creekside                 Texas              01/01/2011      7.49% (2)              12,900,000              --
Shadowood                 Georgia            01/01/2011      7.49% (2)               8,400,000              --
Lamplighter               Georgia            01/01/2011      7.49% (2)               8,800,000              --
Grand Place               Texas              01/01/2008      7.69% (2)               6,000,000              --
Northwood                 Texas              01/01/2008      7.69% (2)               9,000,000              --
Arlington Lakeside        Texas              01/01/2008      7.69% (2)               3,185,000              --
Stone Mountain            Georgia            01/01/2008      7.69% (2)               7,280,000              --
Palm Valley               Florida            10/31/2000      7.97%                          --       10,000,000
Sunset Palms              Florida            09/30/2001      8.27%  (2)              6,624,910        6,768,887
Beacon Hill Colony        Florida            09/30/2004      7.25%  (2)              2,498,328        3,000,000
Greenbriar Colony         Pennsylvania       04/01/2006      8.63%  (2)              4,797,536               --
Four Seasons              Georgia            10/01/2008      7.11%  (2)              2,031,347               --
Beacon Terrace,           Florida,           05/01/2010      7.83%  (2)             45,369,365               --
Mountain View,            Nevada,
Village Green,            New Jersey
Shenandoah Village,
Palm Valley
                                                                                  -----------------------------
                                                                                  $138,185,193      $47,675,510
                                                                                  =============================

     (1) Payments are interest only payable monthly with the full principal balance due at maturity.

     (2)  Payments are interest and principal payable monthly.

     (3)  Amount was repaid on January 2, 2001.

     (4) Rate at December 31, 2000 was 7.96% (30 day Libor + 1.25%). The weighted average interest rate of these combined loans for the year ended December 31, 2000 was 7.58%.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     Scheduled principal payments on the mortgages payable at December 31, 2000 are as follows:

     2001                                                      $ 15,694,174
     2002                                                         3,508,895
     2003                                                         6,167,257
     2004                                                         8,470,548
     2005                                                         1,334,810
     Thereafter                                                 103,009,509
                                                               ------------
                                                               $138,185,193
                                                               ============

7.   EARNINGS PER SHARE

     The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), which establishes standards for computing and presenting earnings per share (EPS). Basic EPS excludes the effect of potentially dilutive securities while diluted EPS reflects the potential dilution that would occur if dilutive securities or other contracts to issue common shares were exercised, converted into, or resulted in the issuance of common shares that then shared in the earnings of the Company.

     The weighted average number of common shares outstanding were 26,667,547, 21,637,649, and 13,395,341 for the years ended December 31, 2000, 1999 and
     1998, respectively. Options to purchase 1,107,800 and 1,166,643 common shares at prices ranging from $10.00 to $11.28 per share were outstanding during 2000 and 1999, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than or equal to the estimated fair market value of the common shares. The options expire 10 years from the date of grant, or upon termination of employment or death. In addition to the above, minority interest shares totaling 5,723,289 and 4,549,711, on a weighted average basis, were not included in the 2000 and 1999 calculation because the effect of their inclusion is anti-dilutive.

     The following table provides a reconciliation from basic earnings per share to diluted earnings per share for the year ended December 31, 1998:

                                                    December 31, 1998
                                             --------------------------------
                                                                         Per
                                                                       Share
                                               Income       Shares     Amount
                                             --------------------------------
     Basic EPS
        Net income                           $1,554,930   13,395,341   $0.12
     Effect of Dilutive Securities
        Minority interest                       280,339    2,936,774
                                             -----------------------
     Diluted EPS
     Income available to common shares and
        assumed conversions                  $1,835,269   16,332,115   $0.11
                                             =======================

     Options to purchase 767,522 common shares were outstanding during 1998 but were not included in the computation of diluted EPS because the options' exercise price was greater than or equal to the estimated fair market value of the common shares.

8.   SHAREHOLDERS' EQUITY

     The Company's capital structure consists of Class A common shares of beneficial interest ("Class A Shares"). The outstanding Class A shares do not have redemption or conversion rights or the benefit of any sinking fund. In the event of liquidation, dissolution, or winding up of the Company, the holders of Class A shares are entitled to receive ratably, the assets remaining after the satisfaction of all liabilities and payment of preferences and accrued dividends, if any, on the Company's shares ranking senior to the Class A shares. The rights of holders of Class A Shares are subordinate to the rights and

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     preferences established by the Company's board of trustees for any preferred shares, which may subsequently be issued.

     In addition, the Shareholders agreed to a put option allowing certain shareholders to cause the Company to purchase their Class A and B shares, subject to certain provisions, at a purchase price of $10 per share/unit. As the exercise of the put option is beyond the control of the Company, such stock is reflected as redeemable common shares and is not considered equity of the Company. At December 31, 2000, redeemable common shares include 1,543,609 Class A Shares. At December 31, 1999, redeemable common shares include 160,295 Class A shares and 1,231,126 Class B shares of the Company. (see Note 16 - Subsequent Events).

     On March 31, 2000, all previously issued and outstanding Class B shares in the amount of 1,383,314 were converted to 1,383,314 Class A shares.

     The Company's board of trustees is authorized to issue from the authorized but unissued shares of the Company, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of such series.

     Between December 5, 1997 and December 31, 2000, the Company closed on a series of private offerings to HOLDINGS which resulted in the issuance of 25,640,858 Class A shares of beneficial interest at $10 per share for a total amount of $256,408,578.

     The Company's Declaration of Trust seeks to preserve its REIT status by restricting any shareholder from owning more than 9.8% of the Company's shares of beneficial interest, other than HOLDINGS, Byron L. Williams ("Williams"), or Steven J. Sherwood ("Sherwood").

9.   OPERATING AGREEMENTS

     In conjunction with the formation of the Company and related entities, the Company entered into a series of agreements which established the initial capitalization of the Company, established terms of various aspects of the operations of the Company and consummated agreements with certain shareholders. The nature and the terms of these agreements and the impact on these consolidated financial statements are discussed below.

     Investor agreement

     On December 1, 1997, HOLDINGS, USREALTY, and the Company entered into an investor agreement whereby HOLDINGS agreed to purchase up to 30 million shares at $10 per share. As of December 31, 2000, HOLDINGS has completed the purchase of 25,640,858 shares. As long as HOLDINGS owns at least 10% or more of the share outstanding, it will have certain rights regarding appointment of trustees to the board of trustees and a non-voting consultant to the investment committee of the Company's board of trustees. As long as HOLDINGS and its affiliates own at least 20% of the shares outstanding, USREALTY will have certain rights regarding approval of budgets, operating plan, property acquisitions or sales, changes in executive officers and sale of shares.

     Merger and contribution agreement/ goodwill

     On March 6, 1998, USREALTY, HOLDINGS, Clayton, Williams and Sherwood, Inc. ("CWS"), the Company, the Operating Partnership, CWS Communities Incorporated, the Manager, Castlewood Brokerage Joint Venture ("CBJV"), Sherwood and Williams entered into a contribution agreement, whereby the parties agreed, subject to certain terms and conditions, the following: (a) the merger, between CWS and CWS Communities Incorporated (a qualified REIT subsidiary wholly-owned by the Company used to facilitate the merger); (b) the contribution by Williams and CBJV of various contract

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     rights to the Operating Partnership in exchange for units of the Operating Partnership; (c) the contribution of the right to purchase 25 CWS communities (CWS "25"), owned in part by the parties mentioned above, to the Operating Partnership for units of limited partnership interest in the Operating Partnership and other consideration; and, (d) the advance by USREALTY to HOLDINGS of all necessary funds for HOLDINGS to acquire shares of beneficial interest of the Company in exchange for cash to be used in the purchase of the CWS "25".

     The following summarizes the shares, units and assets exchanged as a result of the Merger and contribution agreement under the purchase method of accounting assuming all of the CWS "25" were acquired by the Company on March 6, 1998:

     Value of Class A shares and B Shares of the Company
       exchanged for CWS  in merger                               $ 15,436,077
     Value of Class A and B units of the Operating
       Partnership exchanged for certain contract rights
       held by Williams and CBJV                                     6,194,410
                                                                  ------------
     Total consideration                                            21,630,487
     Less:  Assets contributed by CWS                                 (328,155)
                                                                  ------------
     Excess consideration                                         $ 21,302,332
                                                                  ============

     The excess consideration was originally allocated as follows:

     Property purchase options                                    $ 13,391,457
     Goodwill allocated to the operating partnership                 3,120,001
     Goodwill allocated to the manager                               4,790,874
                                                                  ------------
                                                                  $ 21,302,332
                                                                  ============

     As a result of the above, in connection with the purchase of three, twelve and nine communities, respectively, from the CWS "25" during 2000, 1999 and 1998, the Company recognized the following amounts:

                                                           2000          1999         1998
                                                       --------------------------------------
     Property purchase options                         $ 1,473,289   $ 7,165,412   $4,752,766
     Goodwill allocated to the operating partnership       306,004     1,488,291    1,325,706
     Goodwill allocated to the manager                     360,532     1,753,466    2,676,876
                                                       --------------------------------------
                                                       $ 2,139,825   $10,407,169   $8,755,348
                                                       ======================================

     At December 31, 2000, all of the consideration exchanged has been recognized and is represented by Class A shares or units.

     Excess consideration paid for the option to purchase the CWS "25" communities was capitalized to the individual properties upon closing based on the estimated fair value of the property acquired in relation to the total estimated fair value of the CWS "25" communities.

     Goodwill is amortized utilizing the straight-line method over a period of ten years beginning March 6, 1998. For the years ended December 31, 2000, 1999 and 1998, the Company had recognized $332,989, $217,022 and $90,247, respectively, in amortization expense related to the goodwill. At December 31, 2000 and 1999 accumulated amortization was $640,258 and $307,269, respectively.

     Additionally, the Company agreed to pay brokerage commissions in the amount of 3% of the purchase price of the CWS "25" to affiliates as each community is acquired. In connection with this obligation, the Company issued 608,691 Class B units of the Operating Partnership to the affiliates. As the communities were purchased, the value of the units was capitalized to the individual community purchased. As of December 31, 2000, 1999 and 1998, approximately $6,086,911, $5,696,000 and $2,300,000, had been capitalized to the individual communities, respectively.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     Corporate services agreement

     A Corporate Services Agreement was entered into by and among MHC Trading LLC, a Delaware limited liability company and related party ("MHC"), the Operating Partnership and the Manager, whereby, certain officers and employees of the Operating Partnership and the Manager would continue to perform management services for third party communities and the CWS 25 communities previously managed by MHC through March 31, 2000, provided that the services end upon the (a) acquisition of the CWS community by the Operating Partnership, or (b) the assignment of the property management contract for any third-party properties to the Manager. In exchange for the services provided, MHC pays a management fee to the Operating Partnership and the Manager. For the years ended December 31, 2000, 1999 and 1998, the Operating Partnership and the Manager earned $64,000, $358,597 and $579,499 and $470,831, $324,499, and $248,731, respectively, in fees related to this agreement. In addition, MHC reimburses the Operating Partnership for a portion of the payroll expense related to these officers and employees. For the years ended December 31, 2000, 1999 and 1998, the Operating Partnership received $48,622, $61,109, and $104,607, respectively, in payroll reimbursements.

     Consulting agreement with Williams

     The Operating Partnership entered into a contract with Williams to employ his services in relation to the acquisition of portfolios of existing manufactured home communities consisting of at least 3 communities with an aggregate value of not less than $25,000,000 over a period of 48 months which began March 6, 1998. During this period, Williams will be paid a commission of 1.5% (payable in units of the Operating Partnership) of the adjusted sales price of each portfolio of communities identified by Williams and subsequently acquired by the Operating Partnership. Upon request, Williams can defer receipt of up to $3.5 million of the above commissions. The Operating Partnership will also reimburse Williams for travel expenses and other out-of-pocket costs or expenses incurred by Williams related to performance under this agreement, subject to a pre-approved budget and a $60,000 cap. Additionally, the Operating Partnership has agreed to furnish Williams an office for a six-year period commencing March 6, 1998 or until he ceases to be a trustee of the Company. As of December 31, 2000, no commissions have been paid or are due.

     Development opportunity agreement with Sherwood

     On March 6, 1998, the Operating Partnership entered into a development opportunity agreement with Sherwood regarding four previously identified manufactured home communities. The Operating Partnership has the right to develop, own, and operate any of the four communities. Sherwood will be paid a cash fee if the acquired community's operating results meet certain pre-established thresholds. In addition, Sherwood is entitled to receive the difference between the agreed upon value of the community and the actual price paid to acquire three of the communities. Two communities have been acquired by the Operating Partnership. The Operating Partnership determined in 2000 that it would not acquire the other remaining two communities.

     Employment agreement with Sherwood

     The Company and Sherwood entered into a three-year Employment Agreement commencing March 6, 1998. This agreement provides for (a) an annual target bonus; (b) a long-term regular bonus payable to Sherwood on the third anniversary of the agreement if he is employed by the Company on December 31, 2000; and, (c) a long-term performance bonus, if he is employed by the Company on December 31, 2000. Sherwood resigned his position with the Company effective March 15, 2001. He elected to defer payment of his long-term regular bonus. The long-term performance bonus will be based upon the total annual return of the shares of the Company from March 6, 1998 through March 6, 2001 or the effective date the Company completes an IPO. In addition, the Company will reimburse Sherwood for rent and related office expense for the calendar year 2001, subject to a maximum reimbursement of $20,000.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     Both Sherwood and Williams have executed noncompete agreements regarding participation in the manufactured housing business for the period ending one year after termination of employment for Sherwood and one year after termination of Williams' engagement in portfolio acquisition for the Operating Partnership.

10.  SUPPLEMENTAL CASH FLOW INFORMATION

     During the year ended December 31, 2000, 1999 and 1998, the Company paid interest of $8,037,830, $4,000,707 and $1,064,819, respectively, net of amounts capitalized.

     The following table summarizes noncash investing and financing transactions of the Company for the years ended December 31, 2000, 1999 and 1998:

                                                       2000            1999            1998
                                                   --------------------------------------------
     Noncash investing and financing activities:

     Real estate assets                            $ 17,562,469    $ 61,401,354    $ 50,937,682
     Minority interest partnership units issued      (8,392,054)    (13,594,422)    (35,330,839)
     Notes payable assumed                           (6,871,925)    (41,758,422)    (12,226,604)
     Reclass from deferred acquisition costs         (1,443,153)     (1,888,529)
     Shares issued                                     (855,337)     (4,159,981)     (3,380,239)
                                                   --------------------------------------------
                                                   $         --    $         --    $         --
                                                   ============================================

     Investment in CWS Management Services
       Incorporated acquired                       $    360,532    $  1,753,466    $  3,151,396
     Shares issued or earned                           (360,532)     (1,753,466)     (2,430,137)
     Minority interest partnership units issued              --              --        (335,875)
     Assets contributed                                      --              --        (385,384)
                                                   --------------------------------------------
                                                   $         --    $         --    $         --
                                                   ============================================

     Goodwill acquired                             $    306,004    $  1,488,291    $  1,325,706
     Shares issued or earned                           (306,004)     (1,488,291)       (702,096)
     Minority interest partnership units issued              --              --        (623,610)
                                                   --------------------------------------------
                                                   $         --    $         --    $         --
                                                   ============================================

11.  RELATED PARTIES

     Administrative services agreement

     The Company outsources certain services to Security Capital Group, Inc., a related party to HOLDINGS and USREALTY under an administrative services agreement. Services outsourced during 2000, 1999 and 1998 included registrar and transfer agent, stock option administration and reporting, cash management, corporate tax administration, accounts payable, human resources, legal, MIS, payroll, property tax administration and risk management. During the years ended December 31, 2000, 1999 and 1998, the Operating Partnership incurred $263,393, $506,406 and $468,495, respectively, and the Manager incurred $454,880, $99,705, and $33,537, respectively, of fees related to these services.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     Flooring receivable, Manager

     On March 6, 1998, the Operating Partnership entered into an agreement with the Manager, whereby, the Operating Partnership agreed to fund the purchase of manufactured houses by the Manager. The Manager may borrow up to 85% of the purchase price of home inventory under a collateralized promissory note. The maximum unpaid principal balance shall not exceed $5 million with a maturity date of March 6, 2008. Interest accrues on the outstanding balance at 8.5% annually. The agreement calls for principal and accrued interest to be due upon the closing of each home sale. The Company earned approximately $148,527, $93,485 and $71,828, respectively of interest income during 2000, 1999 and 1998 related to this agreement.

     Operations funding, Manager

     During 2000, 1999 and 1998, the Operating Partnership funded the cash flow needs of the Manager. The Operating Partnership will continue funding the Manger's operating deficits until such time as operating cash flows from the Manager become positive. Amounts outstanding are not collateralized and are noninterest-bearing.

     Due from affiliates includes the following as of December 31, 2000 and 1999:

                                                   2000            1999
                                                --------------------------
     Flooring receivable, Manager               $1,748,278     $ 1,325,775
     Operations funding, Manager                 6,512,713       3,313,900
     Other                                              --         (11,013)
                                                --------------------------
       Due from affiliates                      $8,260,991     $ 4,628,662
                                                ==========================

12.  INCENTIVE STOCK PROGRAM

     On June 5, 1998, the board of trustees adopted the CWS Communities Trust 1998 Long-Term Incentive Plan ("the Plan") which authorized the issuance of four million common shares and units in the form of incentive stock options and non-qualified stock options. The options granted during the years ended December 31, 2000, 1999, and 1998 vest over periods ranging from three to five years. In the event of termination of the participant or the plan following a change in control of the REIT (greater than 50% change in ownership), options or awards which have not otherwise expired shall become immediately exercisable and any other awards shall become fully vested. The exercise price is equal to, or greater than, the estimated fair market value of the stock at the date of the grant. Options expire at the earlier of ten years from the date or grant or upon termination of employment or death.

     The Company applies APB Opinion No. 25 and related Interpretations in accounting for the Plan. No compensation has been recognized for the Plan as the Company has issued the options at an exercise price, which represents the fair market value at the date of grant. Had compensation cost for the option issuances been determined based on the fair market value at the grant date, consistent with the method provided by Statement of Financial Accounting Standards No. 123 (SFAS No. 123), the Company's pro forma net earnings for the years ended December 31, 2000, 1999 and 1998 would have been as follows:

                                                          2000           1999            1998
                                                       -----------------------------------------
     Net income attributable to       As reported      $7,219,940     $6,555,672      $1,554,930
        common shares
                                      Pro forma        $7,182,326     $6,528,113      $1,554,619

     Basic and diluted earnings       As reported      $      .27     $      .30      $      .12
        per share
                                      Pro forma        $      .27     $      .30      $      .11

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     The effects of applying SFAS No. 123 in this proforma disclosure are not indicative of future amounts. The Company anticipates making awards in the future under its stock-based compensation plans.

     The following table summarizes activity under the Plan:

                                                                         Weighted       Number of
                                                                          Average       Shares of
                                                                         Exercise      Underlying
                                                                           Price         Options
                                                                         ------------------------
     Outstanding at December 31, 1997                                      $   --              --
        Granted                                                             10.00         773,022
        Exercised                                                              --              --
        Cancelled                                                           10.00          (5,500)
                                                                         ------------------------
     Outstanding at December 31, 1998                                      $10.00         767,522
        Granted                                                             10.50         427,621
        Exercised                                                              --              --
        Cancelled                                                           10.00         (28,500)
                                                                         ------------------------
     Outstanding at December 31, 1999                                      $10.18       1,166,643
                                                                         ========================
     Exercisable at December 31, 1999                                      $10.00         117,525
                                                                         ========================
     Weighted average fair value of options granted during 1999            $  .22
                                                                         ==========

     Outstanding at December 31, 1999                                      $10.18       1,166,643
        Granted                                                             11.28         236,122
        Exercised                                                           10.00         (42,000)
        Cancelled                                                           10.21        (252,965)
                                                                         ------------------------
     Outstanding at December 31, 2000                                      $10.41       1,107,800
                                                                         ========================
     Exercisable at December 31, 2000                                      $10.14         297,499
                                                                         ========================
     Weighted average fair value of options granted during 2000            $  .04
                                                                         ==========

     The fair value of each option grant is estimated on the date of grant using the "Black Scholes Model". The Company has assumed the following in estimating the fair value of the options: expected lives of 6 to 6.75 years, dividend yield of 5.6% to 6.1%, and risk-free interest rates of 4.51% to 6.58% for the years presented.

     The following table summarizes information about options outstanding under the plan at December 31, 2000.

                                   Options Outstanding                        Options Exercisable
                    ----------------------------------------------------------------------------------
                                       Weighted
                                        Average            Weighted                          Weighted
                                       Remaining            Average                          Average
     Range of           Options       Contractual          Exercise         Options          Exercise
      Prices          Outstanding        Life                Price        Exercisable         Price
     ------------------------------------------------------------------------------------------------
      $10.00             549,772         7.75                $10.00         214,530          $10.00
      $10.50             326,668         8.93                $10.50          82,969          $10.50
      $11.28             231,360        10.00                $11.28              --          $11.28
                       ---------                                            -------
                       1,107,800                                            297,499
                       =========                                            =======

     Effective January 26, 2001, the Company revised the CWS Communities Trust 1998 Long-Term Incentive plan to provide for restrictive shares. The Company granted 6,669 restricted shares at a price of $11.28 per share which have a vesting period of three years and expire at the earlier of ten years from the date of grant or upon termination of employment or death.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


13.  401(k) SAVINGS PLAN

     Effective January 1, 1998, the Company adopted a 401(k) Savings Plan (the "Savings Plan") for its employees. Under the Savings Plan, employees, age 21 and older, are eligible to participate after they have completed sixty days of service for full-time employee and 1,000 hours of service for part-time employees. Wages eligible for contribution to the Savings Plan include bonuses, overtime pay and commissions. The Company matches 50% of employee contributions, with a maximum match of 3% of the employees pay. Total matching contributions paid by the Operating Partnership for the years ended December 31, 2000, 1999 and 1998 were $121,358, $101,973 and
     $41,150, respectively. Participants are immediately vested in their pretax and after-tax contributions, matching contributions vest at a rate of 20% per year subsequent to completion of one full year of service.

14.  COMMITMENTS AND CONTINGENCIES

     The Company is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate properties. As part of the Company's due diligence procedures, the Company obtains or conducts Phase I environmental assessments on each property prior to acquisition. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's financial condition or results of operations.

     As part of the March 6, 1998 contribution agreement, the Company ("Lender") committed to advance Sherwood and Williams (the "Borrowers") funds up to a maximum of the lesser of (a) 100% of the initial fair market value of the collateral securing the loans, or (b) the amount requested by the Borrowers in writing. The collateral for the loans will be the total units held by the Borrowers. The loan agreements provide for principal payment of the loans through the use of the collateral or cash. Interest on the loans will accrue at an annual rate of 6%, increasing by one-quarter of one percent on each anniversary date of the loan agreement up to a maximum of 8.25%. As of December 31, 2000, $26 million has been provided to the Borrowers. In connection with these agreements, the Company earned $1,069,181 and $288,329 of interest income in 2000 and 1999, respectively.

     In connection with the purchase of the Los Ranchos communities in May 1999, the Company agreed to pay the seller $10,000 per homesite, as the homesites are leased. As of December 31, 2000, no payments have been earned or paid.

     In conjunction with the acquisition of the acreage for the Prairie Greens development, the Operating Partnership executed a "Contribution Agreement" with the seller. The Contribution Agreement includes provisions upon stabilization or sale of the community where the seller can elect to (1) be paid the contributed portion of the land plus a stated return or (2) continue in a participation amount of the net operating income of the community.

     The Company, Operating Partnership and Manager are parties to various claims and routine litigation arising from the ordinary course of business; however, they do not believe that the results of any such claims and litigation, individually, or in aggregate, will have a material adverse effect on its business, financial position, or results of its operations.

15.  SUBSEQUENT EVENTS

     On January 16, 2001, shareholders of USREALTY approved the transaction agreement with Security Capital Group Incorporated ("SCG") under which SCG acquired the assets of USREALTY. The shareholders of SCG had previously approved the transaction agreement on January 12, 2001 at a separate meeting of that company. As a result of this agreement, all commitments of USREALTY under the "Investor Agreement", "Merger and Contribution Agreement" and "Shareholder's Agreement" (See Note 9- Merger and contribution/goodwill) have been assumed by SCG.

CWS Communities Trust
Notes to the consolidated financial statements
--------------------------------------------------------------------------------


     On January 11, 2001, CWS sold the Willow Green Community for $5,150,000 which resulted in an approximate $677,000 gain. The sale was treated as a 1031 tax exchange for income tax purposes.

     On March 6, 2001, the put options representing 1,543,609 common shares automatically expired.

     On August 3, 2001, all of the outstanding shares of CWS were acquired by Chateau Communities pursuant to an agreement and plan of merger dated June 6, 2001.

                            CHATEAU COMMUNITIES, INC.
               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


The following tables set forth our unaudited pro forma condensed financial information for the year ended December 31, 2000 and for the six months ended June 30, 2001. Our unaudited pro forma condensed financial information has been derived from our audited and unaudited historical financial statements and from the audited and unaudited historical financial statements of CWS.

The pro forma operating data reflects adjustments to our historical financial data to give effect to the following as if each had occurred as of January 1, 2000:

     o The acquisition of CWS Communities Trust (the "CWS Acquisition"), a Maryland real estate investment trust ("CWS") and CWS Communities LP, a Delaware limited partnership ("CWS OP") by Chateau Communities, Inc. ("Chateau") pursuant to an Agreement and Plan of Merger, dated as of June 6, 2001, among Chateau, CP Limited Partnership, a Delaware limited partnership ("CP Limited Partnership"), certain merger subsidiaries of CP Limited Partnership, CWS, CWS OP and Security Capital Manufactured Housing Incorporated, a Delaware corporation, including the financing of the CWS Acquisition, in part, with funds drawn from an acquisition facility provided by Bank One, N.A. (the "Acquisition Facility");

     o The acquisition by CWS of eight manufactured home communities at various times during 2000; and

     o    The disposition by us of one manufactured  home community in September
          2001.

The pro forma condensed balance sheet data reflects adjustments to our historical financial data to give effect to the following as if each had occurred as of June 30, 2001:

     o The CWS Acquisition, including the financing of the CWS Acquisition, in part, with funds drawn from the Acquisition Facility; and

     o    The disposition by us of one manufactured  home community in September
          2001.

We have based the unaudited pro forma adjustments upon available information and assumptions that we consider reasonable. The unaudited pro forma condensed financial information is not necessarily indicative of what our actual financial position or results of operations would have been for, or as of, the year ended December 31, 2000 or the six months ended June 30, 2001, nor does it purport to represent or project the financial position or results of operations for future periods. Certain reclassifications of the historical balance sheet and income statement for CWS are reflected in the pro forma financial statements to conform to our presentation.

We intend to refinance the Acquisition Facility through the issuance of senior notes on a private placement basis. Accordingly, any such senior notes offered will not be and have not been registered under the Securities Act of 1933, as amended, and, if issued, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Any such refinancing of the Acquisition Facility has not been reflected in the following pro forma financial statements.

The unaudited pro forma condensed financial information, together with the notes thereto, should be read in conjunction with the more detailed information contained in the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

We have used the purchase method to account for the CWS Acquisition in the unaudited pro forma condensed financial information. The aggregate purchase price of the CWS Acquisition is allocated to tangible assets and liabilities based upon their respective fair values. The final allocation of the purchase price is contingent upon the resolution of certain estimates; however, we do not expect the final allocation to differ materially from the preliminary allocation.

                       CHATEAU COMMUNITIES, INC.
           PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                For the Six Months Ended June 30, 2000
           (in thousands, except per share/OP Unit amounts)


                                                        Chateau        CWS                        Pro forma
                                                      (Historical) (Historical)  Disposition (A)  adjustments       Pro forma
                                                      ------------ ------------  ---------------  -----------       ---------

Revenues:
Rental income                                             $ 97,967       $28,452       $(973)       $     --         $125,446
Interest income                                              4,680         1,490                         359 (E)        6,529
Management fee and other income                              2,538            58                          --            2,596
                                                          --------       -------       -----        --------         --------

Total revenue                                              105,185        30,000        (973)            359          134,571

Expenses:
Property operating and
 maintenance                                                28,331         7,432        (182)             --           35,581
Real estates taxes                                           6,912         1,847        (115)             --            8,644
Administrative                                               4,835         1,369          --            (921)(B)        5,283
Depreciation and amortization                               23,400         6,259          --           4,125 (C)       33,784
Interest and related amortization                           18,210         5,538          --           7,325 (D)       31,073
Equity in losses of joint venture                               --         1,564          --             (86)(B)        1,478
                                                          --------       -------       -----        --------         --------

Total expenses                                              81,688        24,009        (297)         10,443          115,843
                                                          --------       -------       -----        --------         --------

 Income before gain on sale of properties:                  23,497         5,991        (676)        (10,084)          18,728
Gain on sale of properties                                      --         3,125          --           3,125
                                                          --------       -------       -----        --------         --------

Income before minority interest                             23,497         9,116        (676)        (10,084)          21,853

Less income allocated to minority interests:
Preferred OP Units                                           3,047            --          --              --            3,047
Common OP Units                                              2,318         1,577          --            (830)(F)        3,065
                                                          --------       -------       -----        --------         --------

Net income available to common shareholders               $ 18,132       $ 7,539       $(676)       $ (9,254)        $ 15,741
                                                          ========       =======       =====        ========         ========

Net income per share/OP Unit:
Net income - basic                                        $   0.63       $  0.28                                     $   0.54 (H)
                                                          ========       =======                                     ========

Net income - assuming dilution                            $   0.63       $  0.28                                     $   0.54 (H)
                                                          ========       =======                                     ========


     The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                            CHATEAU COMMUNITIES, INC.
                PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                      For the Year Ended December 31, 2000
                (in thousands, except per share/OP Unit amounts)


                                                        Chateau        CWS       Acquisitions &    Pro forma
                                                      (Historical) (Historical)  Disposition (A)  adjustments       Pro forma
                                                      ------------ ------------  ---------------  -----------       ---------


Revenues:
Rental income                                            $186,963      $52,195      $ 2,379       $     --          $241,537
Interest income                                            10,794        2,451           --            718(E)         13,963
Management fee and other income                             7,008          232           --             --             7,240
                                                         --------      -------      -------       --------          --------

Total revenue                                             204,765       54,878        2,379            718           262,740

Expenses:
Property operating and
 maintenance                                               51,849       14,029          561             --            66,439
Real estates taxes                                         13,426        3,720          (56)            --            17,090
Administrative                                             10,448        5,518           --         (1,798)(B)        14,168
Depreciation and amortization                              43,920       11,217           --          9,551 (C)        64,688
Interest and related amortization                          36,400        8,929           --         18,113 (D)        63,442
Equity in losses of joint venture                              --        2,698           --           (172)(B)         2,526
                                                         --------      -------      -------       --------          --------

Total expenses                                            156,043       46,111          505         25,694           228,353
                                                         --------      -------      -------       --------          --------

Income before minority interests                           48,722        8,767        1,874        (24,976)           34,387

Less income allocated to minority interest:
Preferred OP Units                                          6,094           --           --             --             6,094
Common OP Units                                             4,842        1,547           --         (1,777)(F)         4,612
                                                         --------      -------      -------       --------          --------

Net income available to common shareholders              $ 37,786      $ 7,220      $ 1,874       $(23,199)         $ 23,681
                                                         ========      =======      =======       ========          ========

Net income per share/OP Unit:
Net income - basic                                       $   1.33      $  0.27                                      $   0.82(H)
                                                         ========      =======                                      ========

Net income - assuming dilution                           $   1.32      $  0.27                                      $   0.82(H)
                                                         ========      =======                                      ========


     The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                            Chateau Communities, Inc.
                          Notes to Unaudited Pro Forma
                     Combined Condensed Financial Statements
                (in thousands, except per share/OP Unit amounts)


Accounting Treatment

The CWS Acquisition will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of CWS and CWS OP will be adjusted to fair market value and the results of operations of CWS and CWS OP will be included in our results of operations for periods subsequent to the closing date of the CWS Acquisition.

Adjustments to Pro Forma Combined Condensed Statements of Income

(A) Acquisitions and Disposition - For the year ended December 31, 2000, this column reflects the results for eight manufactured home communities, containing an aggregate of 2,534 homesites, acquired by CWS at various times during 2000 and the disposition of one manufactured home community with 520 homesites by us in September 2001, as if such transactions had occurred on January 1, 2000. For the six months ended June 30, 2001, this column reflects the disposition of the one manufactured home community by us in September, 2001, as if it had occurred on January 1, 2001.

                                                                               For the Six Months      For the Year
                                                                                     Ended                 Ended
                                                                                 June 30, 2001       December 31, 2000
                                                                               ---------------------------------------

(B) To reflect costs savings related to an administrative services agreement between CWS and an affiliated third party and reduction in salaries for individuals with termination contracts issued in conjunction with the CWS Acquisition. The administrative services agreement was not assigned to us in connection with the CWS
     Acquisition and we will use existing internal resources to manage the manufactured home communities acquired in the CWS
     Acquisition.

     Portion allocated to CWS.                                                      $   (921)            $  (1,798)
                                                                                    ========             =========
     Portion allocated to unconsolidated joint venture of CWS.                      $    (86)            $    (172)
                                                                                    ========             =========

(C)  To reflect adjustments in depreciation for the following:

     1)   To reverse historical depreciation for CWS.                               $ (6,259)            $ (11,217)

     2)   To record estimated depreciation of manufactured home
          communities (assuming all acquisitions and disposition on
          January 1, 2000) based on estimated useful lives of 20
          years. Depreciable basis allocated to manufactured home
          communities was approximately $415 million.                                 10,384                20,768
                                                                                    --------             ---------
                                                                                    $  4,125             $   9,551
                                                                                    ========             =========

                            Chateau Communities, Inc.
                          Notes to Unaudited Pro Forma
                     Combined Condensed Financial Statements
                (in thousands, except per share/OP Unit amounts)


                                                                               For the Six Months      For the Year
                                                                                     Ended                Ended
                                                                                 June 30, 2001       December 31, 2000
                                                                               ---------------------------------------

(D)  To reflect adjustments to interest expense for the following:

     1)   Additional interest expense related to the eight
          manufactured home communities acquired by CWS during 2000
          (See Note A) for the period from January 1, 2000 to date of
          acquisition by CWS.                                                       $   --               $  2,426

     2)   To eliminate interest expense associated with the lines of credit, which payments were made with the proceeds from the disposition of one manufactured home community in September
          2001.                                                                         (441)                (882)

     3)   To record interest expense on CWS debt assumed as part of
          the CWS Acquisition, net of amounts capitalized.                             4,344                7,578

     4)   To eliminate historical interest associated with CWS.                       (5,538)              (8,929)

     5)   Interest associated with the borrowing on the lines of
          credit to pay the estimated costs associated with the CWS
          Acquisition.                                                                   175                  350

     6)   Additional interest expense associated with the Acquisition
          Facility used to finance the CWS Acquisition (a change in
          the interest rate of 1/8 % would cause an increase/decrease
          in interest expense of $404 per year).                                       8,412               16,824

     7)   Additional interest expense related to 11-year 7.5% Senior
          Unsecured Notes issued to certain former stockholders of CWS in the CWS Acquisition (the "7.5% Notes") (See Note C to the
          Pro Forma Combined Condensed Balance Sheet).                                   373                  746
                                                                                    --------             --------
                                                                                    $  7,325             $ 18,113
                                                                                    ========             ========

(E)  In conjunction with the CWS Acquisition, we agreed, pursuant to subscription agreements (the "Subscription Agreements"), to issue
     OP Units to certain former stockholders of CWS in exchange for notes receivable  of $9,570, which bear interest at a rate of 7.5%
     per year and mature in August 2010 (the "Notes Receivable"). This
     adjustment reflects the interest income on these notes receivable.             $    359             $    718
                                                                                    ========             ========

(F) To adjust the limited partners' ownership interest in the Operating Partnership based on the outstanding number of OP Units as a percentage of total outstanding shares of common stock and OP Units, as follows:

     Pro forma net income before preferred OP interest                              $ 18,806             $ 28,293
     Pro forma minority interest percentage (see Note G)                                16.3%                16.3%
                                                                                    --------             --------
     Total allocated to common OP Units                                                3,065                4,612
     Less:  amounts previously allocated                                              (3,895)              (6,389)
                                                                                    --------             --------
     Adjustment necessary                                                           $   (830)            $ (1,777)
                                                                                    ========             ========

                            Chateau Communities, Inc.
                          Notes to Unaudited Pro Forma
                     Combined Condensed Financial Statements
                (in thousands, except per share/OP Unit amounts)


                                                                                For the Six Months     For the Year
                                                                                     Ended                Ended
                                                                                  June 30, 2001      December 31, 2000
                                                                                --------------------------------------

(G)  The following adjustments are to reflect the common stock and OP
     Unit transactions associated with the CWS Acquisition. The pro forma weighted average shares and OP Units outstanding are computed as follows:
     Historical weighted average shares outstanding.                                28,635               28,480

     In conjunction with the CWS Acquisition, certain entities that received OP Units will contribute such OP Units to Chateau in exchange for an equivalent number of shares of common stock of
     Chateau, thereby increasing the common stock.                                     375                  375
                                                                                    ------               ------

     Pro forma weighted average shares outstanding                                  29,010               28,855
                                                                                    ======               ======

     Historical weighted average OP Units outstanding.                               3,660                3,651
     Issuance of OP Units in connection with the CWS acquisition.                    2,041                2,041
     Issuance of OP Units in exchange for the Notes Receivable (See
         Note E).                                                                      309                  309
     In conjunction with the CWS Acquisition, certain entities that received OP Units will  contribute such OP Units to Chateau in exchange for an equivalent number of shares of common
         stock of Chateau, thereby decreasing the OP Units.                           (375)                (375)
                                                                                    ------               ------

     Pro forma weighted average OP Units outstanding                                 5,635                5,626
                                                                                    ======               ======

     Pro forma weighted average shares and OP Units outstanding                     34,645               34,481
                                                                                    ======               ======

     Pro forma weighted average shares                                              29,010               28,855
                                                                                      83.7%                83.7%
                                                                                    ======               ======

     Pro forma weighted average OP Units                                             5,635                 5,626
                                                                                      16.3%                 16.3%
                                                                                    ======               =======

                            Chateau Communities, Inc.
                          Notes to Unaudited Pro Forma
                     Combined Condensed Financial Statements
                (in thousands, except per share/OP Unit amounts)


                                                                                For the Six Months     For the Year
                                                                                     Ended                Ended
                                                                                  June 30, 2001       December 31, 2000
                                                                                ---------------------------------------

(H)  Pro forma earnings per share is calculated as follows:

    Basic EPS:

         Income (i)                                                                 $18,806              $28,293
                                                                                    =======              =======

         Pro forma weighted average shares outstanding                               28,635               28,480
         Pro forma weighted average OP Units outstanding                              6,010                6,001
                                                                                    -------              -------
         Pro forma weighted average shares and OP Units outstanding -
                  basic                                                              34,645               34,481
                                                                                    =======              =======
         Pro forma per share                                                        $  0.54              $  0.82
                                                                                    =======              =======

    Diluted EPS:

         Income (i)                                                                 $18,806              $28,293
                                                                                    =======              =======

         Pro forma weighted average shares outstanding                               28,635               28,480
         Pro forma weighted average OP Units outstanding                              6,010                6,001
         Effect of dilutive Chateau stock options                                       221                   94
                                                                                    -------              -------
         Pro forma weighted average shares and OP Units outstanding -
                  diluted                                                            34,866               34,575
                                                                                    =======              =======

         Pro forma per share                                                        $  0.54              $  0.82
                                                                                    =======              =======

          (i) Represents income before minority interest less the income allocated to the preferred OP Units.

                       CHATEAU COMMUNITIES, INC.
              PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                          As of June 30, 2001
                            (in thousands)


                                                     Chateau             CWS           Pro forma
                                                   (Historical)      (Historical)     adjustments          Pro forma
                                                   ------------      ------------     -----------          ---------

ASSETS:
Rental property, net                                $   918,959        $ 423,537       $ 78,511(A),(B)     $ 1,421,007
Cash and cash equivalents                                 2,878            1,645             357(F)              4,880
Rents and other receivables, net                          7,780            2,284              --                10,064
Notes receivables                                        33,566               --              --                33,566
Investments in and advances to affiliates                84,483           22,656         (14,883)(A)            92,256
Prepaid expenses and other assets                        11,735            5,575          (2,905)(A)            14,405
Goodwill                                                     --            2,307          (2,307)(A)                --
                                                    -----------        ---------       ---------           -----------
Total assets                                        $ 1,059,401        $ 458,004       $  58,773           $ 1,576,178
                                                    ===========        =========       =========           ===========

LIABILITIES:
Debt                                                $   556,161        $ 165,574       $ 306,060 (C)       $ 1,027,795
Accrued interest payable                                  7,231              642              --                 7,873
Accounts payable and accrued expenses                    16,527            5,216              --                21,743
Rents received in advance and security
deposits                                                 11,026            2,215              --                13,241
Dividends and distributions payable                      18,447            5,271          (5,271)(A)            18,447
                                                    -----------        ---------       ---------           -----------
Total liabilities                                       609,392          178,918         300,789             1,089,099

MINORITY INTEREST IN OPERATING PARTNERSHIP:             118,836           26,145          (1,120)(D)           143,861

PARTNERS' EQUITY:
Preferred stock                                              --               --              --                    --
Common stock                                                288              272            (272)(E)               288
Additional paid in capital                              454,719          272,153        (272,153)(E)           454,719
Dividends in excess of accumulated earnings            (110,704)         (19,484)         31,529 (E)           (98,659)
Accumulated other comprehensive income                      582               --              --                   582
Notes receivable, officers                              (13,712)              --              --               (13,712)
                                                    -----------        ---------       ---------           -----------

Total partners' equity                                  331,173          252,941        (240,896)              343,218
                                                    -----------        ---------       ---------           -----------

Total liabilities and partners'
equity                                              $ 1,059,401        $ 458,004       $  58,773           $ 1,576,178
                                                    ===========        =========       =========           ===========




 The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                            CHATEAU COMMUNITIES, INC.
                          Notes to Unaudited Pro Forma
                     Combined Condensed Financial Statements
                (in thousands, except per share/OP Unit amounts)


Adjustments to Pro Forma Combined Condensed Balance Sheet

(A) Represents the purchase price and liabilities assumed in connection with the CWS Acquisition as follows:

          Cash purchase price                                 $322,643
          Value of 7.5% Notes issued by us (see Note C-3)        9,942
          Value of OP Units issued (at $30.935 per OP Unit)     63,070
          Debt assumed                                         149,335
          Severance liability assumed                            2,000
          Acquisition fees and expenses (see below)              5,000
                                                              --------
                                                              $551,990
                                                              ========


     Estimated fees and expenses related to the CWS Acquisition are as follows:

          Legal and accounting                                $  2,000
          Other                                                  3,000
                                                              --------
                                                              $  5,000
                                                              ========


     The following details the allocation of purchase price for acquired assets and the elimination of assets and liabilities not assumed in connection with the CWS Acquisition:

                                                                              CWS
                                                           Allocation of    carrying
                                                          purchase price      value       Adjustments
                                                          --------------    --------      -----------

          Rental property, net                               $ 519,691      $ 423,537      $ 96,154
          Cash and cash equivalents                              1,645          1,645            --
          Rents and other receivables, net                       2,284          2,284            --
          Investments in and advances to affiliates
                                                                 7,773         22,656       (14,883)(i)
          Prepaid expenses and other assets                      2,670          5,575        (2,905)(i)
          Goodwill                                                  --          2,307        (2,307)
          Accrued interest payable                                (642)          (642)           --
          Accounts payable and accrued expenses
                                                                (5,216)        (5,216)           --
          Prepaid rents and security deposits                   (2,215)        (2,215)           --
          Dividends and distributions payable                       --         (5,271)        5,271
          Notes receivable (included in minority
                interest in operating partnership)              26,000         26,000            --
                                                             ---------      ---------      --------
          Totals                                             $ 551,990      $ 470,660      $ 81,330
                                                             =========      =========      ========

          ----------
          (i) This adjustment represents RV properties that are included in the allocation of the purchase price to the rental property. In addition, CWS had certain other assets that were ascribed no value in the purchase price allocation.

(B)  To reflect the disposition of one manufactured home community,
     which was sold in September 2001.                                              $ (17,643)
                                                                                    =========

(C)  To reflect adjustments to debt related to the following:

     1)   The Acquisition Facility acquired to finance, in part, the
          CWS Acquisition. The Acquisition Facility bears interest at a rate of LIBOR plus 120 basis points and matures on August
          2002.                                                                     $ 323,000

     2)   Payments on the lines of credit, net.                                        (5,854)

     3)   Notes payable issued to certain former stockholders of CWS. In conjunction with the CWS Acquisition, we purchased shares of
          CWS common stock from stockholders in CWS. In lieu of cash payment for these shares, we issued the 7.5% Notes to these
          stockholders, which mature in August 2012.                                    9,942

     4)   Debt paid off at time of closing of the CWS Acquisition.                    (21,028)
                                                                                    ---------
                                                                                    $ 306,060
                                                                                    =========



     Pro forma debt is comprised of the following at June 30, 2001:

                                                       Weighted
                                                       average
                                    Weighted average   maturity       Principal
                                      interest rate   (in years)       balance
                                    ----------------  ----------      ---------
          Mortgage indebtedness           7.74%           8.0        $  285,579
          Unsecured senior notes          7.50%           3.2           320,000
          Acquisition Facility            4.93%           1.0           323,000
          Lines of credit                 4.95%            --            85,706
          Other notes payable               --             --            13,510
                                                                     $1,027,795


(D)  To reflect the following adjustments to limited partners' equity:

     1)   Purchase and retirement of units of limited partner
          interests in CWS OP.                                                      $ (52,145)

     2)   Issuance of OP Units as consideration for the CWS
          Acquisition.                                                                 63,070

     3)   Issuance of OP Units for the Notes Receivable.                                9,570

     4)   Subscription Agreements for OP Units.                                        (9,570)

     5)   Reclassification to make minority interests equivalent to
          REIT shares based on number of shares and OP Units
          outstanding at June 30, 2001.                                               (12,045)
                                                                                    ---------
                                                                                    $  (1,120)
                                                                                    =========

(E) To eliminate historical equity of CWS and to adjust dividends in excess of accumulated earnings (See Note D-5).

(F) To reflect the excess cash received from the Acquisition Facility over the cash portion of the purchase price for the CWS
     Acquisition and payoffs of debt assumed on the closing date.